SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 21, 2010

Spur Ranch, Inc.
(formerly known as
New Green Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Florida	000-29743	88-0409143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Capital of Texas Highway
Bldg. 3, Suite 100
Austin, Texas 78746
(Address of principal executive office)

Issuer's telephone number:  512-355-1077

Section 8 Other Events

Section 8.01  Other Events

Effective upon the opening of business on October 21, 2010, Spur Ranch, Inc.’s stock symbol changed from NGRN to SPRA.  On August 10, 2010, the company’s name changed from New Green Technologies, Inc. to Spur Ranch, Inc. This new stock symbol, SPRA, is more consistent with our current name of Spur Ranch, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2010	Spur Ranch, Inc. /s/ Andrew Stack
Andrew Stack, Chief Executive Officer